NEWS RELEASE

FORWARD AIR CORPORATION REPORTS THIRD QUARTER 2024 RESULTS
Focus pivoting from completing Omni integration and capturing cost synergies to global transformation
Stronger cash flow from operations led to increase in liquidity
Announces addition of new Chief Commercial Officer

GREENEVILLE, Tenn. – (BUSINESS WIRE) – November 4, 2024 – Forward Air Corporation (NASDAQ:FWRD) (the “Company”, “we”, “our”, or “us”) today reported financial results for the three months ended September 30, 2024, as presented in the tables below on a continuing operations basis, with the Company’s former Final Mile business being reported as discontinued operations.

“Our team continues to focus on harnessing the power of the combined legacy Forward and Omni companies as we begin the transition from integration to transformation and remain on schedule to capture the previously identified $75 million of synergies by end of the first quarter of 2025,” said Shawn Stewart, Chief Executive Officer. “We also recently enhanced our operations by opening a new certified container freight station in Miami, enabling us to offer direct air and ocean import and export services in and out of South and Central America. Our new breath of end-to-end services has also led to several collective wins since closing the acquisition.

“Beyond the near-term synergy and sales wins, we are beginning to transform for longer-term success; a company that shares a common fabric and a common customer-first DNA. Going forward we will be working to collaborate across legacy entities, eliminate previously unidentified redundancies, automate and digitize repetitive processes and unifying under a new brand with a common goal and mission. Transforming a company of this size, complexity and geographic diversity is not an event and will take time, but I am confident in our strategy.

“Part of that strategy is strengthening our team with industry leading talent. To that end, I am excited to announce that we have hired a new Chief Commercial Officer who is slated to join us in January. He has over 20 years of experience in global logistics and is well prepared to collaborate with our customers. I am excited about his industry expertise and ability to hit the ground running in the first quarter of next year.

“Looking ahead, it is difficult to forecast the next freight cycle, but we remain focused on actively integrating and transforming the Company so we can be prepared to capitalize on the market upturn as a comprehensive vertical global logistics company with ground, air, ocean, contract logistics and customers brokerage services,” concluded Stewart.

Jamie Pierson, Chief Financial Officer added, “For the third quarter of 2024, we reported revenue of $656 million and operating income of $23 million. On a segment basis, Omni Logistics continued to improve and sequentially grew revenue and operating income. However, the Expedited Freight segment did not perform up to our expectations due largely to a decrease in year-over-year revenue per hundredweight, excluding fuel surcharge, which was primarily attributable to customer mix and the associated pricing. Revenue at the Intermodal segment was down but tight cost management strategies kept operating income essentially flat year-over-year.

“For the third quarter, Consolidated EBITDA ("Consolidated EBITDA"), a non-GAAP measure calculated pursuant to our Senior Secured Term Loan Credit Agreement (the "Credit Agreement"), was $77 million compared to $81 million last quarter showing resilience and stability in the face of a challenging macro environment. For the twelve months ending September 30, 2024, Consolidated EBITDA was $307 million which resulted in an approximate $32 million cushion under the Credit Agreement’s consolidated first lien net leverage ratio covenant.

“On the heels of robust operating cash flow, we ended the third quarter in a stronger liquidity position as cash increased $33 million from the previous quarter and liquidity increased $15 million to $460 million. With the third quarter behind us, we expect 2024 Consolidated EBITDA guidance to $300 to $310 million, which reflects our expectation of continued softness in the overall macro environment.” noted Pierson.

	Three Months Ended
(in thousands, except per share data)	September 30, 2024	September 30, 2023	Change	Percent Change
Operating revenue	$655,937	$340,976	$314,961	92.4%
(Loss) income from operations	$22,697	$11,689	$11,008	94.2%
Operating margin	3.5%	3.4%	10 bps
Net (loss) income	$(34,198)	$6,493	$(40,691)	(626.7)%
Net (loss) income per diluted share	$(2.62)	$0.25	$(2.87)	(1,148.0)%
Cash (used in) provided by operating activities	$52,597	$24,666	$27,931	113.2%

Non-GAAP Financial Measures: [1]
Consolidated EBITDA	$76,997	$92,714	$(15,717)	(17.0)%

Free cash flow	$43,270	$19,526	$23,744	121.6%

[1] Reconciliation of these non-GAAP financial measures are provided below the financial tables.

Review of Financial Results

Forward Air will hold a conference call to discuss third quarter 2024 results on Monday, November 4, 2024 at 4:30 p.m. ET. The Company's conference call will be available online on the Investor Relations portion of the Company's website at ir.forwardaircorp.com or by dialing (800) 225-9448, Access Code: FWRDQ324.

A replay of the conference call will be available on the Investor Relations portion of the Company’s website at ir.forwardaircorp.com, which we use as a primary mechanism to communicate with our investors. Investors are urged to monitor the Investor Relations portion of the Company’s website to easily find or navigate to current and pertinent information about us.

About Forward Air Corporation

Forward Air is a leading asset-light provider of transportation services across the United States, Canada and Mexico. We provide expedited less-than-truckload services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals. In addition, we offer truckload brokerage services, including dedicated fleet services, and intermodal, first- and last-mile, high-value drayage services, both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services. Forward also operates a full portfolio of multimodal solutions, both domestically and internationally, via Omni Logistics. Omni Logistics is a global provider of air, ocean and ground services for mission-critical freight. We are more than a transportation company. Forward is a single resource for your shipping needs. For more information, visit our website at www.forwardaircorp.com.

Forward Air Corporation
Condensed Consolidated Statements of Comprehensive (Loss) Income
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Operating revenues:
Expedited Freight	$284,707	$278,875	$849,284	$817,888
Intermodal	57,412	62,183	173,003	214,603
Omni Logistics	334,538	—	871,232	—
Eliminations and other operations	(20,720)	(82)	(52,103)	(184)
Operating revenues	655,937	340,976	1,841,416	1,032,307
Operating expenses:
Purchased transportation	332,469	148,706	931,072	435,844
Salaries, wages and employee benefits	133,516	75,373	406,382	215,983
Operating leases	48,810	19,536	133,871	66,505
Depreciation and amortization	25,893	14,209	106,321	39,826
Insurance and claims	17,382	12,969	44,961	38,988
Fuel expense	4,855	5,845	15,960	16,733
Other operating expenses	55,564	52,649	234,175	133,218
Impairment of goodwill	14,751	—	1,107,465	—
Total operating expenses	633,240	329,287	2,980,207	947,097
Income (loss) from continuing operations:
Expedited Freight	19,269	32,547	60,713	89,295
Intermodal	4,091	4,744	12,994	20,259
Omni Logistics	1,136	—	(1,133,323)	—
Other Operations	(1,799)	(25,602)	(79,175)	(24,344)
Income from continuing operations	22,697	11,689	(1,138,791)	85,210
Other expense:
Interest expense, net	(52,770)	(2,655)	(140,788)	(7,595)
Foreign exchange (loss) gain	(2,812)	—	(1,912)	—
Other income (expense), net	(11)	—	38	—
Total other expense	(55,593)	(2,655)	(142,662)	(7,595)
(Loss) income before income taxes	(32,896)	9,034	(1,281,453)	77,615
Income tax (benefit) expense	1,302	2,541	(191,990)	20,091
Net (loss) income from continuing operations	(34,198)	6,493	(1,089,463)	57,524
(Loss) income from discontinued operation, net of tax	(1,137)	2,795	(6,013)	8,083
Net (loss) income	(35,335)	9,288	$(1,095,476)	$65,607
Net income (loss) attributable to noncontrolling interest	38,073	—	(314,923)	—
Net (loss) income attributable to Forward Air	$(73,408)	$9,288	$(780,553)	$65,607

Net income per common share:
Basic net (loss) income per share
Continuing operations	$(2.62)	$0.25	$(27.98)	$2.20
Discontinued operation	(0.04)	0.11	(0.22)	0.31
Basic	$(2.66)	$0.36	$(28.20)	$2.51

Diluted net (loss) income per share
Continuing operations	$(2.62)	$0.25	$(27.98)	$2.19
Discontinued operation	(0.04)	0.11	(0.22)	0.31
Diluted	$(2.66)	$0.36	$(28.20)	$2.50

Dividends per share:	$—	$0.24	$—	$0.72

Net (loss) income	$(35,335)	$9,288	$(1,095,476)	$65,607
Other comprehensive (loss) income:
Foreign currency translation adjustments	176	—	(824)	—
Comprehensive (loss) income	$(35,159)	$9,288	$(1,094,652)	$65,607

Expedited Freight Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2024	Percent of Revenue	September 30, 2023	Percent of Revenue	Change	Percent Change
Operating revenues:
Network [1]	$217,289	76.3%	$216,977	77.8%	$312	0.1%
Truckload	43,635	15.3	38,800	13.9	4,835	12.5
Other	23,783	8.4	23,098	8.3	685	3.0
Total operating revenues	284,707	100.0	278,875	100.0	5,832	2.1

Operating expenses:
Purchased transportation	140,035	49.2	129,850	46.6	10,185	7.8
Salaries, wages and employee benefits	59,426	20.9	56,682	20.3	2,744	4.8
Operating leases	15,556	5.5	14,392	5.2	1,164	8.1
Depreciation and amortization	10,481	3.7	9,022	3.2	1,459	16.2
Insurance and claims	11,672	4.1	9,533	3.4	2,139	22.4
Fuel expense	2,113	0.7	2,954	1.1	(841)	(28.5)
Other operating expenses	26,155	9.1	23,895	8.5	2,260	9.5
Total operating expenses	265,438	93.2	246,328	88.3	19,110	7.8
Income from operations	$19,269	6.8%	$32,547	11.7%	$(13,278)	(40.8)%

[1] Network revenue is comprised of all revenue, including linehaul, pickup and/or delivery, and fuel surcharge revenue, excluding accessorial and Truckload revenue.

Expedited Freight Operating Statistics

	Three Months Ended
	September 30, 2024	September 30, 2023	Percent Change

Business days	64	63	1.6%

Tonnage [1,2]
Total pounds	713,212	685,756	4.0
Pounds per day	11,144	10,885	2.4

Shipments [1,2]
Total shipments	831	835	(0.5)
Shipments per day	13.0	13.3	(2.3)

Weight per shipment	858	821	4.5

Revenue per hundredweight [3]	$30.47	$31.66	(3.8)
Revenue per hundredweight, ex fuel [3]	$24.09	$24.20	(0.5)

Revenue per shipment [3]	$261.55	$259.94	0.6
Revenue per shipment, ex fuel [3]	$206.73	$198.71	4.0

1 In thousands
[2] Excludes accessorial and Truckload and products
[3] Includes intercompany revenue between the Network and Truckload revenue streams

Intermodal Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2024	Percent of Revenue	September 30, 2023	Percent of Revenue	Change	Percent Change
Operating revenue	$57,412	100.0%	$62,183	100.0%	$(4,771)	(7.7)%

Operating expenses:
Purchased transportation	18,300	31.9	18,945	30.5	(645)	(3.4)
Salaries, wages and employee benefits	14,506	25.3	16,118	25.9	(1,612)	(10.0)
Operating leases	5,668	9.9	5,144	8.3	524	10.2
Depreciation and amortization	4,582	8.0	5,187	8.3	(605)	(11.7)
Insurance and claims	2,528	4.4	2,758	4.4	(230)	(8.3)
Fuel expense	1,942	3.4	2,892	4.7	(950)	(32.8)
Other operating expenses	5,795	10.0	6,395	10.3	(600)	(9.4)
Total operating expenses	53,321	92.9	57,439	92.4	(4,118)	(7.2)
Income from operations	$4,091	7.1%	$4,744	7.6%	$(653)	(13.8)%

Intermodal Operating Statistics

	Three Months Ended
	September 30, 2024	September 30, 2023	Percent Change
Drayage shipments	62,616	68,576	(8.7)%
Drayage revenue per shipment	$824	$823	0.1%

Omni Logistics Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2024	Percent of Revenue
Operating revenue	$334,538	100.0%

Operating expenses:
Purchased transportation	194,853	58.2
Salaries, wages and employee benefits	55,151	16.5
Operating leases	27,586	8.2
Depreciation and amortization	10,830	3.2
Insurance and claims	3,488	1.0
Fuel expense	800	0.2
Other operating expenses	25,943	7.8
Impairment of goodwill	14,751	4.4
Total operating expenses	333,402	99.7
Income from operations	$1,136	0.3%

Forward Air Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$136,616	$121,969
Restricted cash and restricted cash equivalents	1,540	39,604
Accounts receivable, net	361,003	153,267
Other receivables	1,695	5,408
Prepaid expenses	31,174	25,682
Other current assets	13,053	1,098
Total current assets	545,081	347,028

Noncurrent restricted cash equivalents	—	1,790,500
Property and equipment	606,418	508,280
Less accumulated depreciation and amortization	281,636	250,185
Property and equipment, net	324,782	258,095
Operating lease right-of-use assets	355,139	111,552
Goodwill	716,071	278,706
Other acquired intangibles, net	1,033,352	134,789
Other assets	81,415	58,863
Total assets	$3,055,840	$2,979,533

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$157,230	$45,430
Accrued expenses	135,590	62,948
Other current liabilities	49,571	71,727
Current portion of debt and finance lease obligations	16,741	12,645
Current portion of operating lease liabilities	89,566	44,344
Total current liabilities	448,698	237,094

Finance lease obligations, less current portion	32,731	26,736
Long-term debt, less current portion	1,673,292	—
Long-term debt held in escrow	—	1,790,500
Operating lease liabilities, less current portion	275,843	71,598
Liabilities under tax receivable agreement	36,797	—
Other long-term liabilities	42,423	47,144
Deferred income taxes	209,522	42,200

Shareholders' equity:
Preferred stock	—	—
Common stock	287	257
Additional paid-in capital	528,255	283,684
Retained (deficit) earnings	(301,634)	480,320
Accumulated other comprehensive loss	(824)	—
Total Forward Air shareholders' equity	226,084	764,261
Noncontrolling interest	110,450	—
Total shareholders' equity	336,534	764,261
Total liabilities and shareholders' equity	$3,055,840	$2,979,533

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended
	September 30, 2024	September 30, 2023
Operating activities:
Net (loss) income from continuing operations	$(34,198)	$6,493
Adjustments to reconcile net (loss) income of continuing operations to net cash (used in) provided by operating activities of continuing operations
Depreciation and amortization	25,893	14,209
Impairment of goodwill	14,751	—
Share-based compensation expense	2,901	2,774
Provision for revenue adjustments	602	1,214
Deferred income tax (benefit) expense	(33,552)	17
Other	(730)	688
Changes in operating assets and liabilities, net of effects from the purchase of acquired businesses:
Accounts receivable	8,215	(17,723)
Other receivables	628	—
Other current and noncurrent assets	38,422	(7,000)
Accounts payable and accrued expenses	29,665	23,994
Net cash provided by operating activities of continuing operations	52,597	24,666

Investing activities:
Proceeds from sale of property and equipment	1,087	104
Purchases of property and equipment	(10,414)	(5,244)
Other	(145)	—
Net cash used in investing activities of continuing operations	(9,472)	(5,140)

Financing activities:
Repayments of finance lease obligations	(6,212)	(2,917)
Payments on credit facility	—	(375)
Payment of debt issuance costs	(1,443)	—
Payments of dividends to shareholders	—	(6,198)
Repurchases and retirement of common stock	—	(14,019)
Proceeds from common stock issued under employee stock purchase plan	(14)	—
Payment of minimum tax withholdings on share-based awards	(211)	(23)
Contributions from subsidiary held for sale	—	4,568
Net cash used in financing activities of continuing operations	(7,880)	(18,964)
Effect of exchange rate changes on cash	(607)	—
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents from continuing operations	34,638	562

Cash from discontinued operation:
Net cash (used in) provided by operating activities of discontinued operation	(1,137)	5,199
Net cash used in investing activities of discontinued operation	—	(599)
Net cash used in financing activities of discontinued operation	—	(4,600)
Net increase in cash, cash equivalents, restricted cash and restricted cash equivalents	33,501	562
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period of continuing operations	104,655	18,281
Cash at beginning of period of discontinued operation	—	—
Net increase in cash, cash equivalents, restricted cash and restricted cash equivalents	33,501	562
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period of continuing operations	$138,156	$18,843

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Nine Months Ended
	September 30, 2024	September 30, 2023
Operating activities:
Net (loss) income from operations	$(1,089,463)	$57,524
Adjustments to reconcile net income of operations to net cash provided by operating activities of operations
Depreciation and amortization	106,321	39,826
Impairment of goodwill	1,107,465	—
Share-based compensation expense	8,088	8,570
Provision for revenue adjustments	2,761	4,026
Deferred income tax (benefit) expense	(197,156)	2,199
Other	5,739	(1,045)
Changes in operating assets and liabilities, net of effects from the purchase of acquired businesses:
Accounts receivable	(34,050)	20,967
Other receivables	6,159	—
Other current and noncurrent assets	(18,215)	3,609
Accounts payable and accrued expenses	58,024	6,444
Net cash (used in) provided by operating activities	(44,327)	142,120

Investing activities:
Proceeds from sale of property and equipment	2,493	3,275
Purchases of property and equipment	(29,810)	(22,080)
Purchase of a business, net of cash acquired	(1,565,242)	(56,703)
Other	(319)	—
Net cash used in investing activities	(1,592,878)	(75,508)

Financing activities:
Repayments of finance lease obligations	(15,339)	(6,840)
Proceeds from credit facility	—	45,000
Payments on credit facility	(80,000)	(31,125)
Payment of debt issuance costs	(62,034)	—
Payment of earn-out liability	(12,247)	—
Payments of dividends to shareholders	—	(18,798)
Repurchases and retirement of common stock	—	(93,811)
Proceeds from common stock issued under employee stock purchase plan	355	421
Payment of minimum tax withholdings on share-based awards	(1,572)	(4,315)
Contributions from (distributions to) subsidiary held for sale	—	15,877
Net cash used in financing activities	(170,837)	(93,591)
Effect of exchange rate changes on cash	138	—
Net (decrease) increase in cash and cash equivalents	(1,807,904)	(26,979)

Cash from discontinued operation:
Net cash (used in) provided by operating activities of discontinued operation	(6,013)	17,311
Net cash used in investing activities of discontinued operation	—	(1,338)
Net cash used in financing activities of discontinued operation	—	(15,973)
Net decrease in cash and cash equivalents	(1,813,917)	(26,979)
Cash and cash equivalents at beginning of period	1,952,073	45,822
Cash and cash equivalents at end of period	$138,156	$18,843

Forward Air Corporation Reconciliation of Non-GAAP Financial Measures

In this press release, the Company includes financial measures that are derived on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (GAAP). The Company believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions as well as evaluating the Company’s performance.

For the three months ended September 30, 2024 and 2023, this press release contains the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”), and free cash flow.

All non-GAAP financial measures are presented on a continuing operations basis.

The Company believes that EBITDA improves comparability from period to period by removing the impact of its capital structure (interest and financing expenses), asset base (depreciation and amortization) and tax impacts. The Company believes that free cash flow is an important measure of its ability to repay maturing debt or fund other uses of capital that it believes will enhance shareholder value.

The Company is also providing Consolidated EBITDA calculated in accordance with our credit agreement as we believe it provides investors with important information regarding our financial condition and compliance with our obligations under our credit agreement.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative to or substitute for, the Company’s financial results prepared in accordance with GAAP. The Company has included, for the periods indicated, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Investors and other readers are encouraged to review the related U.S. GAAP financial measures and the reconciliations of the non-GAAP measures to their most directly comparable U.S. GAAP measures set forth below.

With respect to the 2024 Consolidated EBITDA guidance, please note that the Company is not providing a quantitative reconciliation of Consolidated EBITDA to Net Income because it is not available without unreasonable efforts. The Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation, or to quantify the probable significance of these items. The adjustments required for any such reconciliation of the Company’s forward-looking non-GAAP financial measures cannot be accurately forecast by the Company, and therefore the reconciliation has been omitted.

The following is a reconciliation of net income to Consolidated EBITDA for the three and nine months ended September 30, 2024 and 2023 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Income (loss) from continuing operations	$(34,198)	$6,493	$(1,089,463)	$57,524
Interest expense	52,770	2,655	140,788	7,595
Income tax (benefit) expense	1,302	2,541	(191,990)	20,091
Depreciation and amortization	25,893	14,209	106,321	39,826
Reported EBITDA	45,767	25,898	(1,034,344)	125,036
Impairment of goodwill	14,751	—	1,107,465	—
Transaction and integration costs	(549)	22,371	71,393	27,871
Severance costs	2,829	158	14,414	319
Cost synergies	7,267	—	23,518	—
RIF cost savings	—	5,509	10,576	15,875
Other	6,932	1,485	19,858	2,328
Pro forma -Omni adjusted EBITDA	—	37,293	—	128,574
Consolidated EBITDA	$76,997	$92,714	$212,880	$300,003

The following is a reconciliation of net cash provided by operating activities to free cash flow for the three and nine months ended September 30, 2024 and 2023 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net cash provided by (used in) operating activities of continuing operations	$52,597	$24,666	$(44,327)	$142,120
Proceeds from sale of property and equipment	1,087	104	2,493	3,275
Purchases of property and equipment	(10,414)	(5,244)	(29,810)	(22,080)
Free cash flow	$43,270	$19,526	$(71,644)	$123,315

Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to expectations regarding the Company’s long-term growth; ability to achieve and accelerate synergy capture and eliminate costs from our structure; expectations regarding the Company’s expedited freight business; ability to achieve the intended benefits of the acquisition of Omni Logistics, including any revenue and cost synergies; the Company’s expectations regarding the Company’s financial performance, including Consolidated EBITDA, and the impact it may have on the business and results of operations; and expectations regarding the Company's revenue growth strategies, including with respect to operational efficiency and cost control.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, the Company's ability to achieve the expected strategic, financial and other benefits of the acquisition of Omni Logistics, including the realization of expected synergies and the achievement of deleveraging targets within the expected timeframes or at all, the risk that the businesses will not be integrated successfully or that integration may be more difficult, time-consuming or costly than expected, the risk that operating costs, customer loss, management and employee retention and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) as a result of the acquisition of Omni Logistics may be greater than expected, continued weakening of the freight environment, future debt and financing levels, our ability to deleverage, including, without limitation, through capital allocation or divestitures of non-core businesses, our ability to secure terminal facilities in desirable locations at reasonable rates, more limited liquidity than expected which limits our ability to make key investments, the creditworthiness of our customers and their ability to pay for services rendered, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, the availability and compensation of qualified Leased Capacity Providers and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, our inability to manage our information systems and inability of our information systems to handle an increased volume of freight moving through our network, the occurrence of cybersecurity risks and events, market acceptance of our service offerings, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental, tax, insurance and accounting matters, the handling of hazardous materials, changes in fuel prices, loss of a major customer, increasing competition, and pricing pressure, our dependence on our senior management team and the potential effects of changes in employee status, seasonal trends, the occurrence of certain weather events, restrictions in our charter and bylaws and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2023, and as may be identified in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

We caution readers that any forward-looking statement made by us in this press release is based only on information currently available to us and they should not place undue reliance on these forward-looking statements, which reflect management's opinion as of the date on which it is made. We undertake no obligation to publicly update any forward- looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise unless required by law.

Contact:

Investors:
Tony Carreño
investorrelations@forwardair.com

Media:
Justin Moss
(404) 362-8933
jmoss@forwardair.com